Exhibit 99.1
Delek Logistics Partners, LP Increases Quarterly Cash Distribution to $1.02 per Common Limited Partner Unit

BRENTWOOD, Tenn., January 23, 2023 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) today declared its quarterly cash distribution for the fourth quarter 2022 of $1.02 per common limited partner unit, or $4.08 per common limited partner unit on an annualized basis. This distribution represents a 3 percent increase from the distribution for the third quarter 2021 of $0.99 per common limited partner unit ($3.96 per common limited partner unit annualized) and a 5 percent increase over Delek Logistics’ distribution for the fourth quarter 2021 of $0.975 per common limited partner unit ($3.90 per common limited partner unit annualized). The fourth quarter 2022 cash distribution is payable on February 9, 2023 to unitholders of record on February 2, 2023. "This is the 40th consecutive quarter we have increased the quarterly payout to our unitholders, " said Avigal Soreq, President of Delek Logistics. "We achieved our commitment to deliver 5 percent distribution growth in 2022. Looking forward, we see strong momentum for DKL specifically in the Permian and Delaware Gathering Systems where producer demand is driving increased production volumes and creating growth opportunities. We expect another 5 percent of distribution growth in 2023.”

About Delek Logistics Partners, LP
Delek Logistics Partners, LP is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region and giving effect to the 3 Bear acquisition, Delek Logistics Partners, LP provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) owns the general partner interest as well as a majority limited partner interest in Delek Logistics Partners, LP, and is also a significant customer.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements regarding Delek Logistics’ future distributions, including the amounts and timing thereof, utilization rates and other statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” within the meaning of federal securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting it to Delek US' business risks; risks and costs relating to the maintenance age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics’ assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties related to the integration of the 3 Bear business following the recent acquisition; risks and uncertainties related to the effects of the COVID-19 pandemic; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Tax Considerations
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Delek Logistics Partners, LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Delek Logistics Partners, LP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate for individuals or corporations, as applicable. Nominees, and not Delek Logistics Partners, LP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Investor Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).

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